FS-2


                           King Street Assurance Ltd.
                     Statement of Capitalization - Unaudited
                       Pro Forma - As of December 31, 1999


Stockholder's Equity
     Common Stock, $1 par value, authorized
     and issued 120,000 shares                                           120,000

     Additional paid in capital - cash                                   880,000
     ECP Interest                                                     17,505,000

     Retained earnings                                                24,416,750
                                                                 ---------------
Total Stockholder's Equity                                            42,921,750
                                                                 ---------------
Total Long-Term Debt                                                           -
                                                                 ---------------
Total Capitalization                                                  42,921,750
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